Exhibit 10.13

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.

(IRIDIUM LOGO)

Iridium Satellite LLC

6707 Democracy Boulevard, Suite 300

Bethesda, MD 20817

V: 301-571-6200

F: 301-571-6224

April 25, 2006

Mr. Eric Morrison
[*]

Dear Eric:

On behalf of the Board of Directors, I am pleased to offer you the position of Executive Vice President and Chief Financial Officer of Iridium Satellite LLC (“Company”). I am personally delighted to present this offer and look to continuing to work with you in the coming years.

The following are the terms of this offer:

Title:

Executive Vice President and Chief Financial Officer

Reporting:

Dan Colussy, Chairman and Chief Executive Officer or ISLLC designee

Base Salary:

$260,000 per annum paid bi-monthly.

Incentive Plan:

In addition to your base salary, you will participate in the Annual Executive Bonus Plan along with other members of the Executive Management team. Your participation will be up to 35% of base salary paid during the calendar year, for 100% achievement of specific targeted goals and objectives. These goals and objectives will be established by the CEO and approved by the Iridium Board of Directors. This Plan when instituted is discretionary and subject to change.

Benefit Plans:

You will continue to participate in the Iridium employee benefits program provided by Company. In addition you will be entitled to participate in all future benefit programs and have perquisites comparable to those provided for senior executive employees.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.

(IRIDIUM LOGO)

Iridium Satellite LLC
6707 Democracy Boulevard, Suite 300

Bethesda, MD 20817

V: 301-571-6200

F: 301-571-6224

Equity Plan:

Your participation as a member of Iridium Employee Holdings LLC will continue under the same terms as are currently applicable. You will be granted an additional award of 750 Class B Units in Iridium Employee Holdings LLC, intended to be equivalent to a three-quarters of one percent (0.75%) interest in the total of Class A and Class B Units of Iridium Holdings LLC. These additional Class B Units shall be subject to vesting over a period of three years. These Units will be subject to a price of $1000 per Unit. The terms of this additional award are provided in the grant letter attached hereto, which we request you sign.

Severance:

Your employment will continue unless terminated by you or Company at any time on thirty days' prior written notice. Company may terminate for any reason or no reason, with or without cause. If your employment is terminated by Company other than for cause, or by you for “constructive discharge”, you will be entitled to three months' severance at your Base Salary. Severance payments shall be at the rate equal to your base salary in effect at the time of termination and shall be paid in installments in accordance with the Company's general payroll practices.

In addition, you will be entitled to receive a prorated portion of any payment to which you otherwise would have been entitled on account of the Company Incentive Plan for the calendar year in which termination occurs. Payment will be made at the same time as payments are made to all participants in the Incentive Plan and upon achievement of the Plan targets. “Constructive discharge” shall be defined as the assignment of duties materially inconsistent with your position, authority, duties or responsibilities, or a substantially adverse alteration in the nature or status of your responsibilities.

Effective Date:

January 1, 2006

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.

(IRIDIUM LOGO)

Iridium Satellite LLC
6707 Democracy Boulevard, Suite 300

Bethesda, MD 20817

V: 301-571-6200

F: 301-571-6224

Again Eric, let me reiterate how excited we are to present this offer. To accept this position, sign and date where indicated and return to me at the address below. This offer has previously been submitted to our Board of Directors for final approval.

Sincerely,

/s/ Dan Colussy

Dan Colussy
Chairman and Chief Executive Officer
Iridium Satellite LLC

Agreed to and accepted:

/s/ Eric Morrison

4/25/06

Eric Morrison

   Date

This letter is not, nor is it intended to be, a contract with respect to length of employment.

Return Address:

Mr. Dan Colussy

Iridium Satellite, LLC

6707 Democracy Blvd. Suite 300

Bethesda, Maryland 20817